CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Williams Controls, Inc. and subsidiaries of our report dated December 18, 1997, which appears in the annual report on Form 10-K for the year ended September 30, 1998.



/s/ HORWATH GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
November 8, 1999